UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 26, 2007
PGT, Inc.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-52059	20-0634715

(Commission File Number)	(IRS Employer Identification No.)
1070 Technology Drive, North Venice, Florida 34275

(Address of Principal Executive Offices, Including Zip Code)
(941) 480-1600

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(d) On June 26, 2007, the Board of Directors (the “Board”) of PGT, Inc. (the “Company”) increased the size of the Board from 9 members to 11 members and elected Messrs. William J. Morgan and Daniel Agroskin to our Board. Mr. Morgan will serve as a Class I Director, to hold office until the 2010 annual meeting of the Company’s stockholders, and Mr. Agroskin will serve as a Class II Director, to hold office until the 2008 annual meeting of the Company’s stockholders. Mr. Morgan will receive compensation in accordance with policies and procedures previously approved by the Board for all directors, other than directors who are employees of the Company or who are designees of the Company’s majority stockholder.
Mr. Morgan will serve as a member of the Audit Committee (“Audit Committee”) of the Board, giving the Board an Audit Committee composed solely of independent directors. In connection with the appointment of Mr. Morgan to the Audit Committee, Mr. Alexander R. Castaldi has resigned as a member of the Audit Committee. Mr. Castaldi will continue to serve as a Class I Director of the Company.
On June 26, 2007, the Company issued the news release attached as Exhibit 99.1 hereto announcing the election of Messrs. Morgan and Agroskin to the Company’s Board of Directors, which is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.
(c) Exhibits.
See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT, INC.
By:	/s/ Mario Ferrucci III
	Name:	Mario Ferrucci III
	Title:	Vice President, Corporate Counsel, and Secretary

Dated: June 28, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of PGT, Inc., dated June 26, 2007.